Exhibit 23.3











INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Amendment No. 3 to Registration Statement No. 333-103267-02 of Ferrellgas, L.P. on Form S-3 of our reports, which express an unqualified opinion and include an explanatory paragraph relating to changes in accounting principles, dated September 29, 2003, appearing in this Annual Report on Form 10-K of Ferrellgas, L. P. for the year ended July 31, 2003.


DELOITTE & TOUCHE LLP

Kansas City, Missouri
October 20, 2003